Exhibit 99.1
PLAYSTUDIOS, INC. ANNOUNCES FOURTH QUARTER RESULTS
Fourth Quarter 2023 Revenue of $77.1 million and Net Loss of $19.9 million
AEBITDA of $14.7 million and AEBITDA Margins up 390bps from Year Ago Levels
Introducing FY2024 Financial Guidance
LAS VEGAS, Nevada – March 11, 2024 – PLAYSTUDIOS, Inc. (Nasdaq: MYPS) (“PLAYSTUDIOS” or the “Company”), the creator of the playAWARDS loyalty platform and an award-winning developer and publisher of free-to-play mobile and social games, today announced financial results for the fourth quarter ended December 31, 2023.
Fourth Quarter Financial Highlights
•Revenue was $77.1 million during the fourth quarter of 2023, compared to $79.4 million during the fourth quarter of 2022.
•Net loss was $19.9 million during the fourth quarter of 2023, compared to net loss of $1.7 million during the fourth quarter of 2022.
•Consolidated AEBITDA, a non-GAAP financial measure defined below, was $14.7 million during the fourth quarter of 2023, compared to $12.1 million during the fourth quarter of 2022.
Full Year 2023 Financial Highlights
•Revenue was $310.9 million during 2023, compared to $290.3 million in prior year.
•Net loss was $19.4 million during 2023, compared to net loss of $17.8 million in prior year.
•Consolidated AEBITDA,was $62.3 million during 2023, compared to $38.3 million in prior year.
Andrew Pascal, Chairman and Chief Executive Officer of PLAYSTUDIOS, commented, “We closed 2023 strongly, reporting fourth quarter results that were ahead of consensus expectations and above the midpoint of our guidance. Our profitability continued to rise at a remarkable rate, with year over year Consolidated AEBITDA growing over 20% and Consolidated AEBITDA margins expanding by 390bps vs. the fourth quarter of 2022. Full year 2023 results were even stronger with Consolidated AEBITDA expanding by over 60% and Consolidated AEBITDA margins growing nearly 700bps to 20%. Our goal remains to reach parity with our peers, whose margins are in the 30% range. Revenues in the quarter were largely inline with our expectations, with our portfolio of growth games continuing to perform strongly. playAWARDS added new partners and functionality in the quarter as well as expanding its presence across our games. We believe a full adoption of the myVIP program will meaningfully increase audience participation in our loyalty ecosystem and drive substantial value for our players, games, and reward partners.”
He continued “We undertook and completed many significant initiatives in 2023, positioning the company for growth in 2024 and beyond. Notable accomplishments included the realignment of the company around our two main business lines, playGAMES and playAWARDS, relocating myKONAMI and myVEGAS to Tel Aviv, largely closing our Austin, TX and Hong Kong studios, integrating Brainium into our operations, and extending Tetris’ mobile gaming license for up to an additional 8 years. With these changes in place, we are positioned to maximize our growth and returns on capital, something I believe will begin happening in 2024. Looking across our company, I see upside potential almost everywhere. In the Core Portfolio, our focus will be to stabilize our social casino games and increase monetization in myKONAMI and myVEGAS. Sustained DAU and ARPDAU gains are expected at Tetris Prime in 2024, which alongside building momentum in Brainium, should continue to drive strong performance in our Growth Portfolio. Our Development Portfolio will be focused on Tetris where we are working on releasing one to two new games this year. We believe we can sustain this pace of new game development beyond 2024 and build Tetris into a formidable mobile franchise.“

Pascal added “2024 will be a seminal year for playAWARDS as we expect the platform to begin generating external revenues for the first time. We continue to engage in conversations with other game publishers and strategic partners and believe 2024 is the first step in a long journey of growth. It’s still early days, but I’m excited by the conversations we’re having. To this end, we are now providing disclosures around divisional Revenue and Consolidated AEBITDA as we believe both our businesses merit their own attention. My hope is this disclosure gives you a better sense of the unique dynamics in each our businesses and also highlights the value and opportunity within PLAYSTUDIOS."
He concluded “As we begin 2024, I am very excited about what lies ahead for PLAYSTUDIOS. Our focus this year will be on expansion and yielding gains on our many foundational efforts in 2023. This is clear in our 2024 guidance, which calls for growth in Revenues, Consolidated AEBITDA, and margins. I believe the momentum we build this year can be sustained over the long run and return us to the growth rates that have historically typified our company. At the same time, our goal remains to supplement these gains with transformative M&A. Our balance sheet affords us considerable latitude in this search and we are confident we will eventually find the right opportunity.”
Recent Business Highlights
•Substantially increased the profitability of PLAYSTUDIOS in 2023, growing Consolidated AEBITDA by nearly 65% vs. 2022 and increasing Consolidated AEBITDA margins by 700bps from the prior year.
•Continued the launch of myVIP into our games and expect to be fully integrated throughout our portfolio later this year.
•As of December 31, 2023, PLAYSTUDIOS had a cash balance of $133 million and full availability on its $81 million loan facility. The company did not repurchase any stock in the open market during the quarter. On November 1, 2023, the Board extended the share repurchase authorization through November 10, 2024 and increased the remaining amount authorized to $50 million, up from $30 million remaining under the previous authorization.
•At quarter end, playAWARDS had 113 rewards partners with players making purchases of over $27 million in retail value in the quarter.
Outlook
The Company expects full year 2024 net revenue to be in the range of $315 - $325 million. In addition, full-year Consolidated AEBITDA is expected to be in the range of $65 - $70 million.
We have not provided the most directly comparable GAAP measure for our Consolidated AEBITDA outlook because certain items that are part of the projected non-GAAP financial measure are outside of our control or cannot be reasonably estimated without unreasonable effort.
Conference Call Details
PLAYSTUDIOS will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session.
The call will be accessible via the Internet through https://ir.playstudios.com or by calling (866) 405-1203 for domestic callers and (201) 689-8432 for international callers.
A replay of the call will be archived at https://ir.playstudios.com.
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS) creator of the groundbreaking playAWARDS loyalty platform is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, Pop! Slots, myVEGAS Slots, myVEGAS Blackjack, my KONAMI Slots, myVEGAS Bingo, MGM Slots Live, Solitaire, Spider Solitaire and Sudoku. The playAWARDS loyalty platform enables players to earn real-world rewards from a global collection of hospitality, entertainment, and leisure brands. playAWARDS partners include MGM Resorts International,

Wolfgang Puck, Norwegian Cruise Line, Resorts World, IHG, Bowlero, Gray Line Tours, and Hippodrome Casino among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—playGAMES Key Performance Indicators” and “Supplemental Data—playAWARDS Key Performance Indicators” sections of this press release.
Daily Active Users (“DAU”): DAU is defined as the number of individuals who played a game on a particular day. For Tetris and our free-to-play social casino games, we track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two of these games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as one DAU. For our Brainium suite of casual games, we track DAU by app instance ID, which is assigned to each installation of a game on a particular device. As such, an individual who plays two different Brainium games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as two DAU. The term “Average DAU” is defined as the average of the DAU, determined as described above, for each day during the period presented. We use DAU and Average DAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.

Monthly Active Users (“MAU”): MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different non-Brainium games in the same month is counted as two MAU while an individual who plays the same non-Brainium game on two different devices is counted as one MAU, and an individual who plays two different Brainium games on the same day is counted as two MAU while an individual who plays the same game on two different devices is counted as two MAU. The term “Average MAU” is defined as as the average of the MAU, determined as described above, for each calendar month during the period presented. We use MAU and Average MAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”): DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. The term “Average DPU” is defined as the average of the DPU, determined as described above, for each day during the period presented. We use DPU and Average DPU to help us understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Daily Payer Conversion is also sometimes referred to as “Percentage of Paying Users” or “PPU”. The term “Average Daily Payer Conversion” is defined as the Average DPU divided by the Average DAU for a given period. We use Daily Payer Conversion and Average Daily Payer Conversion to help us understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per Average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the Average DAU during the period. We use ARPDAU as a measure of overall monetization of our active players.
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once.

A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. It is assumed that the greater the variety and breadth of rewards offered, the more likely players will be to ascribe value to the program.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are not adjusted for refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. The Company does not receive any compensation or revenue from Purchases. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Purchases: Retail Value of Purchases is defined as the cumulative retail value of all rewards listed as Purchases for the period identified. The retail value of each reward listed as Purchases is the retail value as determined by the partner upon creation of the reward. In the case where the retail value of a reward adjusts depending on time of redemption, the average retail value is used. Retail Value of Purchases only include the retail value of real-world partner rewards and exclude the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Purchases to help us understand the real-world value of the rewards that are purchased by our players.
Non-GAAP Financial Measures
To provide investors with information in addition to results as determined by accounting principles generally accepted in the United States of America (“GAAP”), the Company discloses Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Consolidated AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define Consolidated AEBITDA as net loss before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present Consolidated AEBITDA margin, a non-GAAP measure, which we calculate as Consolidated AEBITDA as a percentage of net revenue.
We believe that the presentation of Consolidated AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Consolidated AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define Consolidated AEBITDA differently, and as a result, our measure of Consolidated AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Loss to Consolidated AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance (including statements regarding outlook or guidance), our liquidity and capital resources, the development and release plans of our games, our plans to commercialize the playAWARDS platform as a stand-alone service for use by third parties, our increased capacity and use of personnel in European and Asian studios, and our mergers and acquisition strategy (including our acquisition of Brainium and its expected impact and financial performance), all of which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “goal,” “work towards,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our ability to develop and publish our games; risks related to defects, errors, or vulnerabilities in our games and IT infrastructure; our ability to attract new, and retain existing, players of our games; the failure to timely develop and achieve market acceptance of new games and maintain the popularity of our existing games; rapidly evolving technological developments in the gaming market; competition in the industry in which we operate; our financial performance; our ability to execute merger and acquisition transactions; adverse economic or political conditions in the U.S. and abroad, including changes resulting from increases in inflation or interest rates and impacts of geopolitical instability, such as the Ukraine-Russia war and the Israel-Hamas war; legal and regulatory developments; and general market and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2023, and in other filings we make with the SEC from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2023, to be filed with the SEC. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
Samir Jain, CFA
samir.jain@playstudios.com
(917) 224-1058

Media Relations
BerlinRosen
media@playstudios.com

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net revenue	$77,112	$79,378	$310,886	$290,309
Operating expenses:
Cost of revenue(1)	19,524	21,743	77,800	85,400
Selling and marketing	19,077	21,483	74,360	80,819
Research and development	16,795	16,754	70,298	63,315
General and administrative	11,384	11,511	45,072	40,274
Depreciation and amortization	11,573	10,297	45,259	35,562
Restructuring and related	1,472	2,052	8,584	13,020
Total operating costs and expenses	79,825	83,840	321,373	318,390
Loss from operations	(2,713)	(4,462)	(10,487)	(28,081)
Other income (expense), net:
Change in fair value of warrant liabilities	1,215	(92)	2,596	1,047
Interest income, net	1,337	875	4,858	1,925
Other (expense) income, net	(393)	2,327	513	1,491
Total other income, net	2,159	3,110	7,967	4,463
Loss before income taxes	(554)	(1,352)	(2,520)	(23,618)
Income tax (expense) benefit	(19,310)	(351)	(16,873)	5,835
Net loss	$(19,864)	$(1,703)	$(19,393)	$(17,783)
Net loss attributable to common stockholders per share:
Basic	$(0.15)	$(0.02)	$(0.15)	$(0.14)
Diluted	$(0.15)	$(0.02)	$(0.15)	$(0.14)
Weighted average shares of common stock outstanding:
Basic	134,259	130,799	132,978	128,353
Diluted	134,259	130,799	132,978	128,353
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$132,889	$134,000
Receivables	30,465	27,016
Prepaid expenses and other current assets	11,529	14,963
Total current assets	174,883	175,979
Property and equipment, net	17,549	17,532
Operating lease right-of-use assets	9,369	15,562
Intangibles assets and internal-use software, net	110,933	77,231
Goodwill	47,133	47,133
Deferred income taxes	2,764	13,969
Other long-term assets	3,690	4,603
Total non-current assets	191,438	176,030
Total assets	$366,321	$352,009
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	1,907	4,425
Warrant liabilities	1,086	3,682
Operating lease liabilities, current	4,236	4,571
Accrued and other current liabilities	38,796	21,473
Total current liabilities	46,025	34,151
Minimum guarantee liability	24,000	1,500
Deferred income taxes	1,198	—
Operating lease liabilities, non-current	5,699	11,660
Other long-term liabilities	1,048	2,385
Total non-current liabilities	31,945	15,545
Total liabilities	$77,970	$49,696
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value (100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2023 and December 31, 2022)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 122,923 and 116,756 shares issued, and 118,200 and 115,635 shares outstanding as of December 31, 2023 and December 31, 2022, respectively)	12	11
Class B common stock, $0.0001 par value (25,000 shares authorized, 16,457 and 16,457 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively).	2	2
Additional paid-in capital	310,944	290,337
(Accumulated deficit) retained earnings	(2,637)	16,756
Accumulated other comprehensive income (loss)	124	(151)
Treasury stock, at cost, 4,723 and 1,166 shares at December 31, 2023 and December 31, 2022, respectively	(20,094)	(4,642)
Total stockholders’ equity	288,351	302,313
Total liabilities and stockholders’ equity	$366,321	$352,009

PLAYSTUDIOS, INC.
RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of net loss and net loss margin to Consolidated AEBITDA and Consolidated AEBITDA margin, respectively, which we calculate as Consolidated AEBITDA as a percentage of net revenue. Net loss is the most directly comparable GAAP measures.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$77,112	$79,378	$310,886	$290,309
Net loss	(19,864)	(1,703)	(19,393)	(17,783)
Net loss margin	(25.8)%	(2.1)%	(6.2)%	(6.1)%
Adjustments:
Depreciation & amortization	11,573	10,297	45,259	35,562
Income tax expense	19,310	351	16,873	(5,835)
Stock-based compensation expense	4,332	4,164	18,722	17,727
Change in fair value of warrant liability	(1,215)	92	(2,596)	(1,047)
Change in fair value of contingent considerations	—	(2,411)	(950)	(2,411)
Restructuring and related(1)	1,472	2,052	8,584	13,020
Other, net(2)	(879)	(768)	(4,207)	(980)
Consolidated AEBITDA	14,728	12,074	62,292	38,253
Consolidated AEBITDA Margin	19.1%	15.2%	20.0%	13.2%

(1)Amounts reported include mergers and acquisition related expenses, management restructuring and severance, assets impairments and write-downs, and extraordinary expenses related to the war in Israel and other various nonrecurring expenses.
(2)Amounts reported in “Other, net” include interest expense, interest income, gains/losses from investments, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - SEGMENT INFORMATION
(Unaudited and in thousands, except percentages)
The following table sets forth the financial data for our reportable segments.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
playGAMES	$77,112	$76,878	$306,714	$284,476
playAWARDS	—	2,500	4,172	5,833
Total revenue	77,112	79,378	310,886	290,309

Segment AEBITDA
playGAMES	22,834	16,731	88,676	58,999
playAWARDS	(3,862)	(692)	(10,379)	(5,189)
Total segment AEBITDA	18,972	16,039	78,297	53,810
Corporate and other	(4,244)	(3,965)	(16,005)	(15,557)
Consolidated AEBITDA	14,728	12,074	62,292	38,253

Depreciation & amortization	(11,573)	(10,297)	(45,259)	(35,562)
Income tax (expense) benefit	(19,310)	(351)	(16,873)	5,835
Stock-based compensation expense	(4,331)	(4,164)	(18,722)	(17,727)
Change in fair value of warrant liability	1,215	(92)	2,596	1,047
Change in fair value of contingent considerations	—	2,411	950	2,411
Restructuring and related	(1,472)	(2,052)	(8,584)	(13,020)
Other, net	879	768	4,207	980
Net loss	$(19,864)	$(1,703)	$(19,393)	$(17,783)

Segment AEBITDA margin:
playGAMES	29.6%	21.8%	28.9%	20.7%
playAWARDS	nm	(27.7)%	(248.8)%	(89.0)%

nm - not meaningful

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYGAMES KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended December 31,				Year Ended December 31,
	2023	2022	Change	% Change	2023	2022	Change	% Change
Average DAU	3,361	3,169	192	6.1%	3,524	1,917	1,607	83.8%
Average MAU	13,288	11,463	1,825	15.9%	13,489	7,932	5,557	70.1%
Average DPU	27	29	(2)	(6.9%)	27	29	(2)	(6.9%)
Average Daily Payer Conversion	0.8%	0.9%	0.1pp	(11.1%)	0.8%	1.5%	(0.7)pp	(46.7%)
ARPDAU (in dollars)	$0.25	$0.26	$(0.01)	(3.8%)	$0.24	$0.41	$(0.17)	(41.5%)
pp = percentage points

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and available rewards)

	Three Months Ended December 31,				Year Ended December 31,
	2023	2022	Change	% Change	2023	2022	Change	% Change
Available Rewards (in units)	578	574	4	0.7%	578	556	22	4.0%
Purchases (in units)	422	512	(90)	(17.6%)	1,760	2,224	(464)	(20.9%)
Retail Value of Purchases (in dollars)	$27,702	$30,212	$(2,510)	(8.3%)	$105,847	$127,803	$(21,956)	(17.2%)